SUB-ITEM 77(K)

                        Change in Certifying Accountant

KPMG LLP was previously the independent public accountant for the Short-Term Investments Trust Government & Agency Portfolio ("Government & Agency Portfolio"). Due to an inadvertent investment in the Government & Agency Portfolio and a change in SEC rules regarding auditor independence, KPMG LLP resigned as of December 28, 2000. The Board of Trustees of the Trust, upon recommendation of its Audit Committee, accepted the resignation of KPMG LLP and appointed Tait, Weller & Baker as independent public accountants for the Government & Agency Portfolio. KPMG LLP had served as independent public accountants for the year ended August 31, 1999. The audit report of KPMG LLP on the financial statements of the Government & Agency Portfolio for the year ended August 31, 1999 did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope, or accounting principles. In connection with the audit for the year ended August 31, 1999, and the subsequent period through December 28, 2000, there were no disagreements with KPMG LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements if not resolved to their satisfaction would have caused them to make reference in connection with their opinion to the subject matter of the disagreement.

Neither the Government & Agency Portfolio nor anyone on its behalf consulted with Tait, Weller & Baker at any time prior to their engagement with respect to the application of accounting principles to a specified transaction, either completed or proposed or the type of audit opinion that might be rendered on the Government & Agency Portfolio's financial statements.

                                                                 SUB-ITEM 77(K)

                        Change in Certifying Accountant

KPMG LLP was previously the independent public accountant for the Short-Term Investments Trust Treasury Portfolio ("Treasury Portfolio"). Due to an inadvertent investment in the Treasury Portfolio and a change in SEC rules regarding auditor independence, KPMG LLP resigned as of December 28, 2000. The Board of Trustees of the Trust, upon recommendation of its Audit Committee, accepted the resignation of KPMG LLP and appointed Tait, Weller & Baker as independent public accountants for the Treasury Portfolio. KPMG LLP had served as independent public accountants for the year ended August 31, 1999. The audit report of KPMG LLP on the financial statements of the Treasury Portfolio for the year ended August 31, 1999 did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope, or accounting principles. In connection with the audit for the year ended August 31, 1999, and the subsequent period through December 28, 2000, there were no disagreements with KPMG LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements if not resolved to their satisfaction would have caused them to make reference in connection with their opinion to the subject matter of the disagreement.

Neither the Treasury Portfolio nor anyone on its behalf consulted with Tait, Weller & Baker at any time prior to their engagement with respect to the application of accounting principles to a specified transaction, either completed or proposed or the type of audit opinion that might be rendered on the Treasury Portfolio's financial statements.

                                                                 SUB-ITEM 77(K)

                        Change in Certifying Accountant

KPMG LLP was previously the independent public accountant for the Short-Term Investments Trust Government TaxAdvantage Portfolio ("Government TaxAdvantage Portfolio"). Due to an inadvertent investment in the Government TaxAdvantage Portfolio and a change in SEC rules regarding auditor independence, KPMG LLP resigned as of December 28, 2000. The Board of Trustees of the Trust, upon recommendation of its Audit Committee, accepted the resignation of KPMG LLP and appointed Tait, Weller & Baker as independent public accountants for the Government TaxAdvantage Portfolio. KPMG LLP had served as independent public accountants for the year ended August 31, 1999. The audit report of KPMG LLP on the financial statements of the Government TaxAdvantage Portfolio for the year ended August 31, 1999 did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope, or accounting principles. In connection with the audit for the year ended August 31, 1999, and the subsequent period through December 28, 2000, there were no disagreements with KPMG LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements if not resolved to their satisfaction would have caused them to make reference in connection with their opinion to the subject matter of the disagreement.

Neither the Government TaxAdvantage Portfolio nor anyone on its behalf consulted with Tait, Weller & Baker at any time prior to their engagement with respect to the application of accounting principles to a specified transaction, either completed or proposed or the type of audit opinion that might be rendered on the Government TaxAdvantage Portfolio's financial statements.

                                                                SUB-ITEM 77(K)

[KPMG Logo]

         700 Lousiana                             Telephone 713 319 2000
         Houston, TX 77002                        Fax 713 319 2041


January 2, 2001



Securities and Exchange Commission
Washington, D.C. 20549


We were previously accountants for Short-term Investments Trust and, under the date of August 31, 1999, we reported on the financial statements of the portfolios of Short-term Investments Trust as of and for the year ended August 31, 1999. On December 28, 2000 we resigned. We have read Short-term Investments Trust's statements included under Sub-Item 77K in its Amended Form N-SAR and we agree with such statements.

Very truly yours,

/s/ KPMG LLP